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                                                                     EXHIBIT 3.4


                                     CHARTER

                                       OF

                            CCA ACQUISITION SUB, INC.

       The undersigned, acting as the incorporator of a corporation under the Tennessee Business Corporation Act, as amended, adopts the following charter for such corporation:

       1. The name of the corporation is CCA Acquisition Sub, Inc. (hereinafter called the "Corporation").

       2. The Corporation is for profit.

       3. The street address of the Corporation's principal office is:

                 10 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 County of Davidson

       4. (a) The name of the Corporation's initial registered agent is Linda G. Cooper.

          (b) The street address of the Corporation's initial registered office in Tennessee is:

                 10 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 County of Davidson

       5. The name and address of the incorporator is:

                 Brandon L. Hayes
                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee 37215

       6. The total number of shares of capital which the Corporation is authorized to issue is Ten Thousand (10,000) shares of voting common stock having $0.01 par value per share (the "Common Stock"). All Common Stock shall be of the same class and shall have full voting power.

       7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter in the manner now or hereafter prescribed by the laws of the State of Tennessee. All rights herein conferred to the shareholders are granted subject to this reservation.

       8. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Tennessee.


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       9. To the fullest extent permitted by the Tennessee Business Corporation
Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 9 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to events occurring prior to such time.

       Dated this 2nd day of December, 1999.


                                           /s/ Brandon L. Hayes
                                           ------------------------------
                                           Brandon L. Hayes, Incorporator













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                               ARTICLES OF MERGER

                                       OF

                       CORRECTIONS CORPORATION OF AMERICA,
                             A TENNESSEE CORPORATION

                                  WITH AND INTO

                           CCA ACQUISITION SUB, INC.,
                             A TENNESSEE CORPORATION

        Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act (the "Act"), as amended, the undersigned domestic corporations adopt the following Articles of Merger:

        1. The names of the corporations participating in the merger and the States under the laws of which such corporations are organized are as follows:

         Name of Corporation                          State of Incorporation
         -------------------                          ----------------------

         Corrections Corporation of America           Tennessee

         CCA Acquisition Sub, Inc.                    Tennessee

        2. The Agreement and Plan of Merger, dated as of June 30, 2000, by and among Corrections Corporation of America (the "Merging Corporation"), CCA Acquisition Sub, Inc. (the "Surviving Corporation"), and Prison Realty Trust, Inc., a Maryland corporation and the holder of all of the issued and outstanding capital stock of the Surviving Corporation (the "Parent") is attached hereto as Exhibit A and is incorporated for all purposes in to these Articles of Merger.

        3. The name of the Surviving Corporation is CCA Acquisition Sub, Inc., which shall herewith be changed to CCA of Tennessee, Inc.

        4. The Agreement and Plan of Merger, pursuant to which the Merging Corporation will be merged with and into the Surviving Corporation, was duly adopted by the Board of Directors of the Merging Corporation, in accordance with the Act on June 28, 2000. The shareholders of the Merging Corporation approved the Plan of Merger by the affirmative vote of the required percentage of all the votes entitled to be cast on September 12, 2000. The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Tennessee and by the Merging Corporation's Charter.

        5. The Agreement and Plan of Merger, pursuant to which the Merging Corporation will be merged with and into the Surviving Corporation, was duly adopted by the Board of Directors of the Surviving Corporation, in accordance with the Act on June 28, 2000. The Parent, the sole


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shareholder of the Surviving Corporation, approved the Agreement and Plan of
Merger on September 20, 2000. The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Tennessee and by the Surviving Corporation's Charter.

        6. These Articles of Merger shall be effective at 12:01 a.m., Nashville, Tennessee time, on October 1, 2000.

        7. Simultaneously with the effectiveness of these Articles of Merger as set forth in Section 6 hereof, the charter of the Surviving Corporation shall be amended as follows:

           The name of the Corporation currently identified as CCA Acquisition Sub, Inc. in paragraph 1 of the charter shall be deleted, and in lieu thereof CCA of Tennessee, Inc. shall be inserted as the new name of the Corporation.

        Dated: September 29th, 2000.


                                   SURVIVING CORPORATION:

                                   CCA ACQUISITION SUB, INC.

                                   By: /s/ Darrell K. Massengale
                                       -----------------------------------------
                                           Darrell K. Massengale,
                                           Chief Executive Officer and President




                                   MERGING CORPORATION:

                                   CORRECTIONS CORPORATION OF AMERICA

                                   By: /s/ Darrell K. Massengale
                                       -----------------------------------------
                                           Darrell K. Massengale,
                                           Chief Financial Officer and Secretary









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                                   EXHIBIT A


                            [Intentionally omitted]